                                                                   Exhibit 10.34


                                Amendment to the
                  Employee Benefits & Other Employment Matters
                              Allocation Agreement



          WHEREAS, Sodexho Marriott Services, Inc. previously called Marriott International, Inc., a Delaware corporation ("Sodexho"), and Host Marriott Corporation ("Host Marriott"), made and entered into an Employee Benefits & Other Employment Matters Allocation Agreement (the "Allocation Agreement") as of October 8, 1993;

          WHEREAS, the Allocation Agreement was amended as of March 27, 1998 (i) to reflect the conversions and redenominations relating to the benefits and awards covered by the Allocation Agreement which were necessary as a result of certain transactions arising from the spin-off of Marriott International, Inc., previously called New Marriott MI, Inc., and Sodexho's acquisition of International Catering Corporation and Sodexho Financiere du Canada, Inc., and
(ii) to add New Marriott MI, Inc. as a party to the Allocation Agreement; and

          WHEREAS, Section 5.12 of the Allocation Agreement provides that the Allocation Agreement may be amended in writing executed by the parties; and

          WHEREAS, Host Marriott intends to enter into certain transactions pursuant to a plan to reorganize its business operations so that it will qualify as a real estate investment trust as of January 1, 1999 ("Host REIT Conversion"); and

          WHEREAS, as part of the Host REIT Conversion, Host Marriott intends to transfer the employment of certain Retained Employees to the various entities that are or will be formed to complete the Host REIT Conversion and to transfer substantially all its liabilities (other than liabilities relating to Crestline Capital Corporation) to Host Marriott, L.P. ("HMLP");

          WHEREAS, pursuant to the Employee Benefits and other Employment Matters Allocation Agreement to be entered into by and between Host Marriott, HMLP and Crestline Capital Corporation ("New Host Agreement") (i) certain persons who are Host Individuals (as such term is defined in the Allocation Agreement, as amended) will become employees of Crestline Capital Corporation ("Crestline"); and (ii) certain persons who are Marriott International Employees or Marriott Terminees (as such terms are defined in the Allocation Agreement, as amended) and who hold awards under the Host Marriott Corporation 1997 Comprehensive Stock Incentive Plan denominated in shares of Host Marriott Common Stock will receive Conversion Awards ("Host REIT Conversion Awards") denominated in shares of Host REIT common stock, $.01 par value per share ("Host REIT Stock").

          NOW, THEREFORE, BE IT

          RESOLVED, that the Allocation Agreement be, and it hereby is, amended as follows, effective as of the Contribution Date:

          1. Section 1.01 shall be amended by deleting the definitions of Marriott International Employee of Host Individual in their entirety and replacing them with the following:

          Marriott International Employee:  any individual who was an Employee
          --------------------------------
of Marriott International (renamed Sodexho Marriott Services, Inc. after the New Marriott Distribution Date) on the Distribution Date.

          Host Individual:  any individual who (i) is or was an employee of Host
          ----------------
Marriott Corporation or Host Marriott Services Corporation on or before the Distribution Date, (ii) is or was an employee of Host Marriott Corporation or its affiliates on or before the Contribution Date, or (iii) is a beneficiary of any individual described in clause (i) or (ii).

          2. Section 1.01 shall be amended by adding the following terms and their definitions:

          Crestline:  Crestline Capital Corporation, a Maryland corporation.
          ----------

          Contribution Date: the Contribution Date, as defined in the New Host
          ------------------
Agreement.

          HMLP:  means Host Marriott, L.P., a Delaware limited partnership.
          -----

          Host Marriott:  Host Marriott Corporation, a Delaware corporation for
          --------------
the period before the Contribution Date and Host Marriott Corporation, a Maryland corporation for the period beginning on or after the Contribution Date.

          HMLP:  Host Marriott, L.P., a Delaware limited partnership.
          -----

          Host REIT Conversion:  certain transactions entered into by Host
          ---------------------
Marriott pursuant to a plan to reorganize its business operations so that it will qualify as a real estate investment trust as of January 1, 1999.

          Host REIT Conversion Award:  an adjustment of an award of an option,
          ---------------------------
restricted share or deferred stock under the Host REIT Stock Plan, in accordance with Section 2.5 of the New Host Agreement.

          Host REIT Conversion Entity:  the entities that will be formed prior
          ----------------------------
to, substantially concurrent with or within a reasonable time after the Contribution Date as part of the Host REIT Conversion. A Host REIT Conversion Entity shall include, but not be limited to, Crestline and HMLP.

          Host REIT Deferred Compensation Plan:  the Host Marriott Corporation
          -------------------------------------
Executive Deferred Compensation Plan, maintained by HMLP and renamed the Host Marriott, L.P. Executive Deferred Compensation Plan following the Contribution Date.

          Host REIT Stock:  Host Marriott Corporation common stock, $.01 par
          ----------------
value per share.

          Host REIT Stock Plan:  the HMC Comprehensive Stock Incentive Plan, as
          ---------------------
defined in the New Host Agreement, as may be amended from time to time.

          New Host Agreement:  the Employee Benefits and Other Employment
          -------------------
Matters Allocation Agreement to be entered into by and between Host Marriott Corporation, Host Marriott, L.P., and Crestline Capital Corporation as part of the Host REIT Conversion, as amended from time to time.

          3. Section 2.03(b) shall be amended by adding a new paragraph to the end to read as follows:

          Notwithstanding any other provision to the contrary, effective as of the Contribution Date, HMLP shall assume, in accordance with the New Host Agreement, responsibility for all liabilities and obligations of Host Marriott with respect to Host Individuals covered by the Host Marriott Corporation Executive Deferred Compensation Plan.

          4.  Section 2.03 shall be amended by adding the following new section
(d) to the end thereof:

          (d) Host REIT Conversion Terminations and Transfers.  Notwithstanding
              -----------------------------------------------
          any other provision to the contrary, a Host Individual shall not be considered to have a termination of employment or severance under the terms of any provision of the New Marriott Deferred Compensation Plan requiring continued employment if the employment of such Host Individual with Host Marriott or its subsidiaries is terminated as part of the Host REIT Conversion and immediately after the termination such individual is employed by a Host REIT Conversion Entity. In addition, all earnings from and periods of service with a Host REIT Conversion Entity shall be considered in determining a Host Individual's benefits under the New Marriott Deferred Compensation Plan.

          5. Clause (i) of Section 2.05(c) shall be amended by adding the following paragraph at the end thereof:

              Effective as of the Host REIT Conversion Date, each restricted share of Host Marriott Common Stock held by or on behalf of Marriott International Employees or Marriott Terminees and each restricted share of New Marriott Stock held by or on behalf of Host Individuals shall be subject to the terms of this Section 2.05(i), except that:
          (1) restricted shares of Host Marriott Common Stock held by or on behalf of Marriott International Employees or Marriott Terminees shall be adjusted to a Host REIT Conversion Award in accordance with the New Host Agreement, (2) release of restricted shares of New Marriott Stock held by a Host Individual who is employed by a Host REIT Conversion Entity shall be contingent upon a finding by the Compensation Policy Committee (or a delegate of such Committee) of such entity or its affiliate that of such individual has satisfied the conditions of such release, and (3) release of restrictions imposed on the Host REIT Conversion Awards granted pursuant to section (1) of this paragraph shall be contingent upon a finding by the Compensation Policy Committee (or a delegate of such Committee) of New Marriott that a grantee who is an employee of New Marriott has satisfied conditions for such release.

          6. Clause (ii) of Section 2.05(c) shall be amended by adding the following paragraph at the end thereof:

              Effective as of the Contribution Date, an award of deferred shares of Host Marriott Common Stock held by or on behalf of New Marriott Employees or on behalf of Host Individuals shall be subject to the terms of this Section 2.05(ii), except that: (1) an award of deferred shares of Host Marriott Common Stock held by or on behalf of Marriott International Employees or Marriott Terminees shall be adjusted to a Host REIT Conversion Award in accordance with the New Host Agreement,
          (2) vesting in or distribution of such shares held by a Host Individual who is employed by a Host REIT Conversion Entity shall be contingent upon a finding by the Compensation Policy Committee (or a delegate of such Committee) of such entity that such individual has satisfied the conditions of such release, and (3) release of restrictions imposed on the Host REIT Conversion Awards granted pursuant to subparagraph (1) of this paragraph shall be contingent upon a finding by the Compensation Policy Committee (or a delegate of such Committee) of New Marriott that a grantee who is an employee of New Marriott has satisfied the conditions for such release.

          7. Clause (iii) of Section 2.05(c) shall be amended by adding the following paragraph at the end thereof:

              Effective as of the Contribution Date, with respect to options to acquire stock subject to Conversion Awards or Host REIT Conversion Awards service with Host Marriott or a Host REIT Conversion Entity shall be recognized for purposes of the terms and conditions of such options regarding continuing employment, termination from employment, approved retirement status or expiration following termination of employment or a leave of absence for a period of greater than 12 months (other than a leave of absence approved by the board of directors (or its compensation committee) of the employer of the holder of the options).

          8.  Section 2.05 shall be amended by adding the following new sections
(e) and (f) to the end thereof:

              (e) Effect of Host REIT Conversion Terminations and Transfers.
                  ---------------------------------------------------------
          Notwithstanding any other provision of this Agreement to the contrary, a Host Individual shall not be considered to have a termination of employment if such individual leaves the employ of Host Marriott or its affiliates to begin employment with a Host REIT Conversion Entity during the transition period and any service with a Host REIT Conversion Entity shall be considered for purposes of determining such individual's vesting or Service Credit. The transition period, for purposes of the preceding sentence, shall mean the period beginning one day prior to the Contribution Date and ending 7 business days following the Contribution Date. Any termination or transfer of employment relating to a Host Individual that is not part of or in relation to the Host REIT Conversion shall be treated as a termination of employment of such individual.

              (f) Effective as of the Contribution Date, Host Marriott shall take all action necessary or appropriate in accordance with the Host REIT Stock Plan and the New Host Agreement to provide each Marriott International Employee or Marriott Terminee who held an award of option, restricted stock or deferred stock under the Host REIT Stock Plan immediately before the Contribution Date with a Host REIT Conversion Award.

          9.  Section 5.07 shall be amended by adding the following new Sections
(d) and (e) to the end thereof:

          (d) if to Crestline


              CRESTLINE CAPITAL CORPORATION
              10400 Fernwood Road
              Bethesda, Maryland  20817
              Attention:  Tracy Colden


          (e) if to HMLP

              HOST MARRIOTT, L.P.
              10400 Fernwood Road
              Bethesda, Maryland  20817
              Attention:  Christopher Townsend

          10. Section 5 shall be amended by adding new Sections 5.14 and 5.15 to read as follows:

              Section 5.14 Limit on Payment. This Section 5.14 shall be
                           ----------------
          effective as of the Contribution Date. Notwithstanding any other provision of this Agreement to the contrary, the payments otherwise to be made by Marriott International or New Marriott to Host Marriott under this Agreement, if any, (the "Required Payments"), shall not exceed (i) the sum of (A) the maximum amount that can be paid to Host Marriott in any taxable year without causing Host Marriott to fail to meet the requirements of Code Sections 856(c)(2) and (3), determined as if the payment of such amount did not constitute income described in Code Sections 856(c)(2)(A)-(H) and 856(c)(3)(A)-(I) ("Qualifying Income") , as determined by independent accountants to Host Marriott, and (B) in the event Host Marriott receives a letter from outside counsel (the "Indemnification Payment Tax Opinion") indicating that Host Marriott has received a ruling from the IRS holding that Host Marriott's receipt of the Required Payments otherwise to be paid under this Agreement would either constitute Qualifying Income or would be excluded from gross income of Host Marriott within the meaning of Code Sections 856(c)(2) and (3) (the "REIT Requirements") or that the receipt by Host Marriott of the remaining balance of the Required Payments to be made under this Agreement following the receipt of and pursuant to such ruling would not be deemed constructively received prior thereto, the Required Payments less the amount otherwise paid or payable under clause (A) above. The obligation to pay any unpaid portion of any Required

          Payment shall terminate three years from the date such payment otherwise would have been made but for this Section 5.14. In the event that Host Marriott is not able to receive the full Required Payment that otherwise would be due under this Agreement as and when such payments otherwise would be required to be made, Marriott International or New Marriott, shall place the unpaid amount in escrow and shall not release any portion thereof to Host Marriott unless and until Marriott International or New Marriott, receive(s) either one of the following: (i) a letter from Host Marriott's independent accountants indicating the maximum amount that can be paid at that time to Host Marriott without causing Host Marriott to fail to meet the REIT Requirements or (ii) an Indemnification Payment Tax Opinion, in either of which events Marriott International or New Marriott shall pay to Host Marriott the lesser of the unpaid Required Payments or the maximum amount stated in the letter referred to in (i) above.

              Section 5.15  Addition of HMLP and Crestline.  Effective as of the
                            ------------------------------
          Contribution Date, HMLP and Crestline shall be added as parties to this Agreement and shall be considered as such for purposes of this Agreement, including but not limited for purposes of references to "parties".

          IN WITNESS WHEREOF, the parties have executed this Amendment to the Allocation Agreement as of December 28, 1998.


                                HOST MARRIOTT CORPORATION



                                By:________________________________
                                Name:  Christopher G. Townsend
                                Title:  Vice President


                                SODEXHO MARRIOTT SERVICES, INC.



                                By:___________________________________
                                Name:  Robert A. Stern
                                Title:  Senior Vice President and General
                                        Counsel


                                MARRIOTT INTERNATIONAL, INC.



                                By:_____________________________________
                                Name:  Myron D. Walker
                                Title:  Vice President


                                CRESTLINE CAPITAL CORPORATION



                                By:_____________________________________
                                Name:  Bruce Wardinski
                                Title:  President and Chief Executive Officer

                                HOST MARRIOTT, L.P.



                                By:_____________________________________
                                Name:  Christopher G. Townsend
                                Title:  Vice President